UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2025
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 331-4164
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2025, the Board of Directors (the “Board”) of Weave Communications, Inc. (the “Company”) appointed Adrian McDermott as a Class I member of the Board commencing on August 1, 2025.

In connection with his service as director, Mr. McDermott will receive the Company's standard non-employee director cash and equity compensation. Mr. McDermott will receive a pro rata portion of the $60,000 annual retainer for his service. Mr. McDermott is also entitled to a grant of restricted stock units under the Company's 2021 Equity Incentive Plan with a grant date value equal to $350,000 on the date of his appointment, and is eligible to receive future annual grants of restricted stock units under such plan. Mr. McDermott will also enter into the Company's standard form of indemnification agreement.

There are no arrangements or understandings between Mr. McDermott and any other persons pursuant to which Mr. McDermott was appointed as a member of the Board and Mr. McDermott does not have any transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated June 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	July 31, 2025

By:	/s/ Brett White

Name:	Brett White
Title:	Chief Executive Officer